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                                                       EXHIBIT 10(l)

Richard H. Brown
Chairman of the Board and
Chief Executive Officer



February 22, 1999


Mr. James E. Daley

Dear Jim:

It is my pleasure to extend to you an offer of employment with EDS (the "Company"), upon the terms set forth in the attached term sheet. This offer will remain open for your acceptance no later than 11 a.m., Eastern time, February 23, 1999. Please signify your acceptance of such employment by signing as indicated below and return to my office. It is planned for your employment to commence on March 8, 1999. This letter agreement may be executed in counterparts.

Jim, I am very pleased and proud to have you join our senior executive team. Please contact me with any questions. If I am unavailable, please contact Jay Salem, our Director of Global Human Resources Administration, at (972) 605-7337.



     /S/ RICHARD H. BROWN
     --------------------
     Richard H. Brown
     Chairman of the Board
     Chief Executive Officer


Accepted by:  /S/ JAMES E. DALEY      Date:  2/23/99
              ------------------             -------
                James E. Daley
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             Executive Vice President and Chief Financial Officer

                           Hiring Package Valuation

                             At Current Cash Value
                               ($ in thousands)



Base                               $  500

Bonus at Target                    $  400

Additional Pension Benefits
(lump sum value at age 63)

Signing Bonus
     Cash                          $  150

     Stock Options                 $3,833
     (b/s value/250,000 shares)
     (1/3 share price)

     Restricted Stock Units        $1,150
     (FMV/25,000 shares)
     ($46 per share)
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             Executive Vice President and Chief Financial Officer

                           Hiring Package Valuation

                             At Current Cash Value
                               ($ in thousands)


Base                                     $  500

Bonus at Target                          $  400

Pension Benefit After 5-Years            $2,200*
(includes SERP and qualified plan)
(estimated lump sum value at age 63)

Signing Bonus
     Cash                                $  150

     Stock Options                       $3,833
     (b/s value/250,000 shares)
     (15.33 share price)

     Restricted Stock Units              $1,150
     (FMV/25,000 shares)
     ($46 per share)


TOTAL                                    $8,233

* Estimated lump sum value at age 63: $200,000 annual for life commencing at age 63 with 22 year life expectancy.